Exhibit 1.2

UNITED STATES CELLULAR CORPORATION

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT

May 9, 2011

To:                              United States Cellular Corporation
8410 West Bryn Mawr Avenue, Suite 700
Chicago, Illinois 60631

Ladies and Gentlemen:

We understand that United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of its senior debt securities (the “Securities”) (such securities also being hereinafter referred to as the “Initial Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Initial Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased.

Underwriters	Principal Amount of Initial Underwritten Securities
Citigroup Global Markets Inc.	$58,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	58,875,000
UBS Securities LLC	58,875,000
Wells Fargo Securities, LLC	58,875,000
RBC Capital Markets, LLC	15,000,000
BNY Mellon Capital Markets, LLC	6,000,000
Comerica Securities, Inc.	6,000,000
SunTrust Robinson Humphrey, Inc.	6,000,000
TD Securities (USA) LLC	6,000,000
U.S. Bancorp Investments, Inc.	6,000,000
Ameriprise Financial Services, Inc.	1,500,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	1,500,000
Janney Montgomery Scott LLC	1,500,000
Keefe, Bruyette & Woods, Inc.	1,500,000
Morgan Keegan & Company, Inc.	1,500,000
Oppenheimer & Co. Inc.	1,500,000
Robert W. Baird & Co. Incorporated	1,500,000
Stifel, Nicolaus & Company, Incorporated	1,500,000
B.C. Ziegler and Co.	750,000
Blaylock Robert Van, LLC	750,000
Cabrera Capital Markets, LLC	750,000
CastleOak Securities, L.P.	750,000
D.A. Davidson & Co.	750,000
Davenport & Company LLC	750,000
JJB Hilliard, WL Lyons, Inc.	750,000
KeyBanc Capital Markets Inc.	750,000
Samuel A. Ramirez & Company, Inc.	750,000
The Williams Capital Group, L.P.	750,000

Total	$300,000,000

The Underwritten Securities shall have the following terms:

Debt Securities

Title:	6.95% Senior Notes due 2060

Rank:	Senior unsecured obligations of the Company

Aggregate principal amount of Initial Underwritten Securities:	$300,000,000

Option Underwritten Securities:	$42,000,000

Denominations:	$25 and integral multiples of $25 in excess thereof

Currency of payment:	US Dollars

Interest rate:	6.95% per annum

Interest payment dates:	March 15, June 15, September 15 and December 15, commencing June 15, 2011

Regular record dates:	The first business day preceding the respective interest payment date

Stated maturity date:	May 15, 2060

Redemption provisions:

The Notes may be redeemed, in whole or in part, at the Company’s option at any time on and after May 15, 2016 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date

Sinking fund requirements:	None

Conversion provisions:	None

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Listing requirements:	NYSE within 30 days of settlement date

CUSIP / ISIN:	911684 405/ US9116844054

Black-out provisions:	May 9, 2011 through May 16, 2011

Price to Public:	$25 per Note; 100% of the principal amount, plus accrued interest, if any, from May 16, 2011

Purchase price:	$24.2125 per Note; 96.85% of principal amount, plus accrued interest, if any, from May 16, 2011

Form:	Book-entry only

Other terms and conditions:	None

Initial Sale Time:	4:00 P.M., New York City time, on May 9, 2011

Free writing prospectus included in Disclosure Package (See Section 1(a)(2)):	Free writing prospectus, dated May 9, 2011

Electronic road show or other written communications included in Company Additional Written Communication (See Section 1(a)(6)):	None

Closing date and location:	May 16, 2011 at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603

All of the provisions contained in the document attached as Annex I hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on May 9, 2011, and the document attached as Annex II hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

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Please accept this offer no later than 4:00 o’clock P.M. (New York City time) on May 9, 2011 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters Referred to Below

BY: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

Accepted:

UNITED STATES CELLULAR CORPORATION

By		/s/ LeRoy T. Carlson, Jr.
	Name:	LeRoy T. Carlson, Jr.
	Title:	Chairman

By	/s/ Kenneth R. Meyers
Name:	Kenneth R. Meyers
Title:	Chief Accounting Officer

[Signature Page to the Terms Agreement]

Annex I to Terms Agreement

Form of Pricing Term Sheet

Free Writing Prospectus

(To Prospectus dated May 9, 2011 and

Preliminary Prospectus Supplement Dated May 9, 2011)

$300,000,000

United States Cellular Corporation

6.95% Senior Notes due 2060

Pricing Term Sheet

Issuer:	United States Cellular Corporation

Security:	6.95% Senior Notes due 2060

Principal Amount:	$300,000,000

Over-Allotment Option:	$42,000,000

Denominations:	$25 and integral multiples of $25 in excess thereof

Trade Date:	May 9, 2011

Settlement Date:	May 16, 2011 (T+5)

Maturity Date:	May 15, 2060

Coupon:	6.95%

Interest Payment Dates:	March 15, June 15, September 15 and December 15, commencing June 15, 2011

Price to Public:	$25 per note

Optional Redemption:

The Issuer may redeem the Notes, in whole or in part, at any time on and after May 15, 2016 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

Use of Proceeds:

The Issuer expects to use the net proceeds from the offering to redeem some or all of its 7.50% Senior Notes due 2034, of which $330 million in aggregate principal amount is outstanding. Any remaining net proceeds will be used for general corporate purposes.

Listing:	The Issuer intends to list the Notes on the New York Stock Exchange and expects trading in the Notes on the New York Stock Exchange to begin within 30 days after the

A-I-1

Settlement Date.

CUSIP/ISIN:	911684 405/ US9116844054

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC
Wells Fargo Securities, LLC

Co-Managers:	RBC Capital Markets, LLC BNY Mellon Capital Markets, LLC Comerica Securities, Inc. SunTrust Robinson Humphrey, Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407 or e-mail batprospectusdept@citigroup.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mail dg.prospectus_requests@baml.com; or UBS Securities LLC toll-free at 1-877-827-6444, extension 561 3884; or Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or e-mail cmClientsupport@wachovia.com.

A-I-2

Annex II to Terms Agreement

UNITED STATES CELLULAR CORPORATION

Underwriting Agreement

[see attached]